Jennison Value Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


January 24, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549



	Re:	Rule 24f-2 Notice for Jennison Value Fund, Inc.
File Nos. 33-9269 and 811- 4864


	On behalf of Jennison Value Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1595.





								Very truly yours,


								/s/ Grace C. Torres
												 Grace C. Torres
 Treasurer